Exhibit 21.1 Subsidiaries of the Registrant Entity Jurisdiction of Organization 1198786 B.C. Ltd. British Columbia 12008432 Canada Inc. Canada 12038528 Canada Inc. Canada 1-800 All Parts Holdings, LLC Delaware 1-800 All Parts, LLC California 1-800 Radiator & A/C, LLC California 1-800 Radiator Canada Co. Nova Scotia 1-800-Radiator Franchise, LLC California 1-800-Radiator Franchisor SPV LLC Delaware 1-800-Radiator Product Sourcing LLC Delaware 2373404 Ontario Inc. Ontario 2559275 Ontario Inc.1 Ontario 79411 USA, LLC Delaware A-1 Auto Glass 2019, LLC Delaware ABRA Franchising, LLC Delaware ABRA Franchisor SPV LLC Delaware Advanced Auto Glass, LLC Delaware AGN Glass LLC Delaware All Star Glass, LLC California American Financial, LLC Maryland AML –automobilové mycílinky, spol. s r.o. Czech Republic Anduff Car Wash Limited England and Wales Anduff Holdings Limited England and Wales Artego Auto Wasch-u. Service GmbH Austria Association of Collision Repairers, LLC California Auto Center Auto Body, LLC California Automotive Training Institute, LLC Delaware Boing Acquisitions Limited England and Wales Boing Midco Limited England and Wales Boing US Holdco, Inc. Delaware Brossecar Indústria e Cómercio de Escovas Auto, Lda Portugal Carstar Canada GP Corp. Canada 1 Majority owned by Registrant. 1

Entity Jurisdiction of Organization Ontario Canada Ontario Kansas Delaware Delaware Kansas California Delaware Delaware Delaware Delaware Delaware England and Wales France Delaware North Carolina Canada Canada Canada Delaware Delaware Delaware Canada Ontario Canada Canada Ontario Carstar Canada Partnership, LP Carstar Canada SPV GP Corporation Carstar Canada SPV LP CARSTAR Franchise Systems, Inc. CARSTAR Franchisor SPV LLC CARSTAR Holdings Corp. CARSTAR, Inc. Caulfield-Bickett, LLC Claim Driver Inc. Clairus Acquisition (2019), LLC Clairus Group USA Holdco, LLC Clairus Group USA Midco, LLC Clairus Group USA, LLC Cleanland Limited Compagnie Parisienne de Services SAS Drive N’ Style, LLC Driven Acquisition LLC Driven Brands Canada Funding Corporation Driven Brands Canada Shared Services Inc. Driven Brands Canada, Inc. Driven Brands Funding, LLC Driven Brands Shared Services, LLC Driven Brands, Inc. Driven Canada Claims Management GP Corporation Driven Canada Claims Management LP Driven Canada Funding HoldCo Corporation Driven Canada Product Sourcing GP Corporation Driven Canada Product Sourcing LP Driven Claims, LLC Driven Funding HoldCo, LLC Driven Glass Inc. Driven Holdings LLC Driven Holdings Parent LLC Driven Product Sourcing LLC Driven Sister Holdings LLC Driven Systems LLC Econo Lube Franchisor SPV LLC Econo-Lube N’ Tune, LLC Express Management Arkansas Inc. FUSA Franchisor SPV LLC FUSA, LLC Delaware Delaware Delaware Delaware Delaware Delaware Delaware Delaware Delaware Arkansas Delaware Delaware Delaware 2

Entity Jurisdiction of Organization Gauthier Auto Glass Limited 2 Ontario Go Glass Franchisor SPV GP Corporation Canada Go Glass Franchisor SPV LP Ontario IMO Auto Lavagens, SA Portugal IMO AUTOLAVADOS, S.A.U. Spain IMO Autopflege Beteiligungsverwaltungs GmbH Germany IMO Autopflege GmbH Germany IMO Autopflege Beteiligungsgesellschaft mbH & Co. KG Germany IMO Car Wash Australasia Pty Ltd Australia IMO Car Wash Group LTD England and Wales IMO Denmark Holdings Limited England and Wales IMO Deutschland Holding GmbH Germany IMO France SNC France IMO Group Holdings Pty Ltd Australia IMO Holding GmbH Germany IMO Hungary Autómosó Kft Hungary IMO Polska Sp. z o.o. Poland IMO US Alabama, LLC Delaware IMO US Development, LLC Delaware IMO US Georgia, LLC Delaware IMO US Ohio, LLC Delaware IMO US South, LLC Delaware IMO US Utah, LLC Delaware IMO US West, LLC Delaware International Car Wash Group Financing Ltd. England and Wales International Car Wash Group LTD. England and Wales IPIC BV Netherlands IPIC Luxembourg S.àr.l. Luxembourg Le Roseau SA Luxembourg M&M Auto Glass Services, LLC New York Maaco Canada GP Corp. Canada Maaco Canada Partnership, LP Ontario Maaco Canada SPV GP Corporation Canada Maaco Canada SPV LP Ontario Maaco Franchising, LLC Delaware Maaco Franchisor SPV LLC Delaware Manufacture des Brosses du Marais Poitevin SAS France 2 Majority owned by Registrant. 3 Majority-owned joint venture. 3

Entity Jurisdiction of Organization Meineke Advertising Trust Fund North Carolina Meineke Canada GP Corp. Canada Meineke Canada Partnership, LP Ontario Meineke Canada SPV GP Corporation Canada Meineke Canada SPV LP Ontario Meineke Car Care Centers, LLC North Carolina Meineke Discount Muffler Holding, LLC North Carolina Meineke Franchisor SPV LLC Delaware Meineke Realty, LLC Delaware Merlin Franchisor SPV LLC Delaware Mid-South Supply & Development Co. LLC Tennessee Milburn Productions Limited England and Wales Pro Oil Canada GP Corp. Canada Pro Oil Canada Partnership, LP Ontario Radiator Express of Canada, Inc. California Rose FinanceCo Ltd. England and Wales Rose HoldCo Limited England and Wales Rose MidCo Limited England and Wales SBA-TLC, LLC North Carolina Shine Acquisition Co Limited England and Wales Shine Acquisition Co. S.à r.l. Luxembourg Shine Holdco (UK) Limited England and Wales Shine Holdco I Limited England and Wales Shine Holdco II Limited England and Wales Shine Holdco III Limited England and Wales Shine Nominee Limited England and Wales Sodeal SA Belgium Spire Supply LLC Delaware Star Auto Glass Franchisor SPV GP Corporation Canada Star Auto Glass Franchisor SPV LP Ontario T5 Holding, LLC Delaware Take 5 Canada GP Corp. Canada Take 5 Canada Partnership, LP Ontario Take 5 Canada SPV GP Corporation Canada Take 5 Canada SPV LP Ontario Take 5 Express Car Wash Franchisor Inc. Delaware Take 5 Franchising LLC North Carolina 4

Entity Jurisdiction of Organization Take 5 Franchisor SPV LLC Delaware Take 5 LLC North Carolina Take 5 Oil Change LLC Delaware Take 5 Properties SPV LLC Delaware TOMAN Handels-und Beteiligungsverwaltungsgesellschaft GmbH Germany TOMAN Handels-und Beteiligungsgesellschaft GmbH Germany TOPAS Chemie GmbH Germany 5